News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G DELIVERS FOURTH QUARTER CORE EPS OF $0.79, ORGANIC SALES UP 4%; FISCAL YEAR 2013 CORE EPS OF $4.05

CINCINNATI, Aug. 1, 2013 - The Procter & Gamble Company (NYSE:PG) reported fiscal year 2013 diluted net earnings per share from continuing operations of $3.86, up 24 percent versus the prior year.  Core earnings per share were $4.05, an increase of five percent versus the prior year.  Net sales were $84.2 billion, an increase of one percent including a negative two point impact from foreign exchange.  Organic sales grew three percent for the fiscal year.

Core earnings per share were $0.79 for the April – June quarter.  Diluted net earnings per share from continuing operations were $0.64, including non-core items of $0.15 per share.  Organic sales grew four percent, on five percent unit volume growth.  Net sales were $20.7 billion, an increase of two percent versus the prior year period including a negative two percentage point impact from foreign exchange.

 “The Company met its objectives for the fourth quarter and fiscal year, and we will build on these results in fiscal 2014,” said Chairman, President and Chief Executive Officer, A.G. Lafley.  “With an overriding focus on value creation, we will strengthen and accelerate productivity plans.  We will continue to make choiceful investments in core brands, our biggest innovation opportunities, and in our core developed and most promising developing markets.  In all we do, we will stay focused on winning with consumers, customers and shareholders.”

Fiscal Year Discussion

In fiscal year 2013, results were in line with objectives set at the beginning of the fiscal year.   Organic sales were in line with initial guidance, with market share trends improving throughout the year.  Core earnings per share were ahead of initial projections.  Cash results were also ahead of plan, with free cash flow productivity of 95%.  The Company increased the quarterly dividend by seven percent and repurchased $6 billion of its shares over the fiscal year.

Net sales increased one percent to $84.2 billion for fiscal 2013.  Unit volume growth contributed two percent to sales growth, and pricing added one percent.  Unfavorable foreign exchange reduced net sales by two percentage points.  Organic sales increased three percent, with all segments growing organic sales.

Diluted net earnings per share from continuing operations were $3.86, an increase of 24 percent versus the prior year period.  Excluding non-core items, core earnings per share were $4.05, an increase of five percent versus the prior year period.

Reported and core gross margin increased 30 basis points.  Manufacturing and productivity savings improved gross margin by approximately 160 basis points, and pricing improved gross margin by 70 basis points.  These benefits were largely offset by product and geographic mix and manufacturing start-up costs.  Core SG&A costs increased 10 basis points.  Overhead cost savings from the Company’s productivity program of approximately 70 basis points and the benefit of sales leverage were more than offset by the impacts of foreign exchange, marketing investments, higher employment costs and merchandising spending.  Including restructuring costs and other non-core impacts, reported SG&A increased 50 basis points.

Fiscal Year 2014 Guidance

For fiscal year 2014, P&G expects organic sales growth in the range of three percent to four percent compared to underlying global market growth of about 3.5 percent.  All-in sales growth is forecast in the range of one percent to two percent, including a negative foreign exchange impact of approximately two percent.

Core earnings per share are expected to grow in the range of five percent to seven percent, equal to fiscal 2013 growth at the low end of the range and within the Company’s long-term, annual growth objectives at the high end of the range.  P&G noted that EPS growth estimates include a six percentage point negative impact from foreign exchange.  Reported earnings per share are expected to grow in the range of seven percent to nine percent, reflecting somewhat lower non-core restructuring costs in fiscal year 2014 versus the prior year.

April – June Quarter Discussion

Net sales increased two percent to $20.7 billion in the April – June quarter, including unfavorable foreign exchange of two percentage points.  Organic sales grew four percent, including a unit volume increase of five percent.  Geographic and category mix reduced net sales by one percentage point, while pricing was unchanged versus the prior year.

Core earnings per share, which excludes non-core items, were $0.79, a decrease of four percent versus the prior year.  Diluted net earnings per share from continuing operations were $0.64, a decrease of 14 percent versus the prior year.  Foreign exchange reduced earnings by $0.06 per share and non-core items lowered earnings by $0.15 per share.  Current period non-core items include restructuring charges of $0.02 per share, a $0.04 per share charge for pending European legal matters, and a $0.10 per share non-cash impairment charge to adjust the carrying values of goodwill and intangible assets in the Braun Appliances business.  The impairment was primarily driven by the devaluation of the Japanese Yen, as a large portion of the earnings of the Appliances business are generated in Japan.

Core operating profit margin decreased 130 basis points.  Manufacturing and productivity savings of 320 basis points and sales leverage were more than offset by unfavorable foreign exchange, geographic and category mix, marketing investments, manufacturing start-up costs for new product initiatives and production capacity, and higher pension and employee benefit costs.  Reported operating profit margin decreased 250 basis points.

The core effective tax rate was 22.3 percent, essentially in-line with the prior year level and slightly below the Company’s guidance, contributing approximately $0.01 to core earnings per share versus expectations.  The fourth quarter tax rate on all-in earnings was 25.0 percent.

Operating cash flow was $4.4 billion for the fourth quarter.  Additionally, the Company repurchased $1.0 billion of common stock and returned $1.7 billion of cash to shareholders as dividends.

April – June Quarter Business Segment Discussion

Beauty Segment

	Foreign				Net	Organic	Organic	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings
4%	-2%	0%	-1%	0%	1%	4%	3%	6%

Beauty segment net sales increased one percent driven by a four percent increase in unit volume, partially offset by a negative two percentage point impact from foreign exchange and  one percentage point of unfavorable product mix.  Sales were down in Hair Care, as volume growth was more than offset by pricing adjustments to improve consumer value and unfavorable foreign exchange.  In the personal beauty categories, sales were up high single digits behind strong, innovation-driven growth in Personal Cleansing products, Cosmetics and Deodorants.  Sales were down versus prior year in Skin Care due to high levels of competitive promotional activity.  Prestige sales grew mid-single digits driven by new innovation.  Beauty segment net earnings growth drivers were a lower effective tax rate and lower SG&A costs, partially offset by a lower gross margin.

Grooming Segment

	Foreign				Net	Organic	Organic	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings
0%	-3%	2%	0%	0%	-1%	2%	4%	1%

Blades and razors net sales increased versus the prior year driven primarily by growth in developing regions due to innovation and customer inventory increases, partially offset by a decrease in developed regions driven by initiative timing and market contraction in Southern Europe.  Net sales in Appliances declined due to the divestiture of the household appliances business, high levels of competitive activity, foreign exchange, and comparison against a base period that included initiative activity.  Grooming segment net earnings increased, as higher pricing and manufacturing and overhead productivity savings were partially offset by an increase in marketing spending and foreign exchange.

Health Care Segment

	Foreign				Net	Organic	Organic	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings
5%	-2%	1%	2%	0%	6%	4%	7%	15%

Oral Care net sales grew due to geographic portfolio expansion and innovation-driven market share growth.  Feminine Care net sales were in line with the prior year period as growth from innovation and improving share trends in North America were offset by foreign exchange.  Personal Health Care delivered net sales growth due primarily to the addition of the New Chapter business.  Health Care segment earnings increased due to the growth in net sales and overhead productivity savings, which were partially offset by higher marketing spending, reduced gross margin and foreign exchange.

Fabric Care and Home Care Segment

	Foreign				Net	Organic	Organic	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings
6%	-2%	0%	-1%	0%	3%	6%	5%	-2%

Both Fabric Care and Home Care increased net sales driven by innovation and geographic expansion.   Batteries net sales were up primarily due to higher pricing and favorable product mix.   Pet Care sales decreased due to the impact of the Natura pet food recall.  Fabric Care and Home Care segment net earnings decreased as manufacturing and overhead productivity savings were more than offset by the costs of the Natura recall, unfavorable product mix and foreign exchange.

Baby Care and Family Care Segment

	Foreign				Net	Organic	Organic	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings
4%	-2%	0%	0%	0%	2%	4%	4%	-5%

Baby Care net sales decreased, as an increase in sales from innovation and market growth in developing regions were more than offset by foreign exchange.   Family Care net sales were up behind innovation in North America and Latin America and customer inventory increases at the end of the quarter ahead of early-July merchandising events.  Net earnings for the segment decreased due to foreign exchange, start-up costs for new manufacturing capacity and unfavorable product and geographic mix, which were partially offset by manufacturing, marketing and overhead productivity savings.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended June 30			Three Months Ended June 30
	2013	2012	% Change	2013	2012	% Change
COST OF PRODUCTS SOLD	10,854	10,497	3%	10,796	10,393	4%

GROSS PROFIT	9,801	9,715	1%	9,859	9,819	0%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,860	6,652	3%	6,750	6,512	4%

OPERATING INCOME	2,633	3,063	-14%	3,109	3,307	-6%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$0.64	$0.74	-14%	$0.79	$0.82	-4%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	47.5%	48.1%	(60)	47.7%	48.6%	(90)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	33.2%	32.9%	30	32.6%	32.2%	40
OPERATING MARGIN	12.7%	15.2%	(250)	15.1%	16.4%	(130)

CASH FLOW (TWELVE MONTHS ENDED JUNE 30) - SOURCE/(USE)
OPERATING CASH FLOW	14,873	13,284
FREE CASH FLOW	10,865	9,320
DIVIDENDS	(6,519)	(6,139)
SHARE REPURCHASE	(5,986)	(4,024)

*Core excludes incremental restructuring charges, European legal matters, and impairment charges.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, China, India and Argentina); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.8 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Ace®, Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Fusion®, Gain®, Gillette®, Head & Shoulders®, Iams®, Lenor®, Mach3®, Olay®, Oral-B®, Pampers®, Pantene®, Prestobarba®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

AMJ 2013	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	1%	2%	0%	3%
Grooming	-1%	3%	2%	4%
Health Care	6%	2%	-1%	7%
Fabric Care and Home Care	3%	2%	0%	5%
Baby Care and Family Care	2%	2%	0%	4%
Total P&G	2%	2%	0%	4%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2013	1%	2%	0%	3%
FY 2014 (Estimate)	1% to 2%	2%	0%	3% to 4%

*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

           Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring due to increased focus on productivity and cost savings, the current year charge from the balance sheet impact of the Venezuela devaluation, charges in the current year and prior year related to the European legal matters, the current year holding gain on the buyout of our Iberian joint venture partner, and current year and prior year impairment charges for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	AMJ 13	AMJ 12
Diluted Net Earnings Per Share-Continuing Operations	$0.64	$0.74
Charges for European legal matters	$0.04	-
Impairment charges	$0.10	-
Incremental restructuring	$0.02	$0.08
Rounding impacts	($0.01)	-
Core EPS	$0.79	$0.82
Core EPS Growth	-4%

	FY 13	FY 12
Diluted Net Earnings Per Share-Continuing Operations	$3.86	$3.12
Charges for European legal matters	$0.05	$0.03
Incremental restructuring	$0.18	$0.20
Impairment charges	$0.10	$0.51
Gain on buyout of Iberian JV	($0.21)
Venezuela balance sheet devaluation impacts	$0.08	-
Rounding impacts	($0.01)	($0.01)
Core EPS	$4.05	$3.85
Core EPS Growth	5%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Core Gross Margin:  This is a measure of the Company’s gross margin adjusted for the current year charges related to incremental restructuring due to increased focus on productivity and cost savings:

	AMJ 13	AMJ 12
Gross Margin	47.5%	48.1%
Incremental restructuring	0.3%	0.5%
Rounding	(0.1%)	-
Core Gross Margin	47.7%	48.6%
Basis point change	-90

	FY 13	FY 12
Gross Margin	49.6%	49.3%
Incremental restructuring	0.3%	0.3%
Core Gross Margin	49.9%	49.6%
Basis point change	30

Core SG&A as a % of Net Sales:  This is a measure of the Company’s SG&A as a % of Net Sales adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings, the current year charge from the balance sheet impact of the Venezuela devaluation and the current and prior year charges for European legal matters:

	AMJ 13	AMJ 12
SG&A as a % Net Sales	33.2%	32.9%
Incremental restructuring	-	(0.7%)
Charges for European legal matters	(0.5%)	-
Rounding	(0.1%)	-
Core SG&A as a % Net Sales	32.6%	32.2%
Basis point change	40

	FY 13	FY 12
SG&A as a % Net Sales	32.0%	31.5%
Incremental restructuring	(0.4%)	(0.6%)
Venezuela balance sheet devaluation impacts	(0.4%)	-
Charges for European legal matters	(0.2%)	(0.1%)
Rounding	-	0.1%
Core SG&A as a % Net Sales	31.0%	30.9%
Basis point change	10

Core Operating Profit Margin:  This is a measure of the Company’s Operating Margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings, the current year charges for European legal matters and the current year impairment charges for goodwill and indefinite lived intangible assets:

	AMJ 13	AMJ 12
Operating Profit Margin	12.7%	15.2%
Incremental restructuring	0.3%	1.2%
Charges for European legal matters	0.5%	-
Impairment charges	1.5%	-
Rounding	0.1%	-
Core Operating Profit Margin	15.1%	16.4%
Basis point change	-130

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
FY 2013	$14,873	($4,008)	$10,865

Free cash flow productivity:  Free cash flow productivity is defined as the ratio of free cash flow to net earnings.  The Company’s long-term target is to generate free cash flow at or above 90 percent of net earnings.  Free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):

	Free Cash Flow	Net Earnings	Free Cash Productivity
FY 2013	$10,865	$11,402	95%

Core Effective Tax Rate:  This is a measure of the Company’s effective tax rate adjusted for the current charges related to incremental restructuring due to increased focus on productivity and cost savings, the current year charges for European legal matters and the current year impairment charges for goodwill and indefinite lived intangible assets:

AMJ 2013
Effective Tax Rate	25.0%
Tax impact of charges for European legal matters	-1.0%
Tax impact of incremental restructuring	0.2%
Tax impact of impairment charges	-2.0%
Rounding	0.1%
Core Effective Tax Rate	22.3%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended June 30, 2013			Twelve Months Ended June 30, 2013

	2013	2012	% CHG	2013	2012	% CHG
NET SALES	$20,655	$20,212	2%	$84,167	$83,680	1%
COST OF PRODUCTS SOLD	10,854	10,497	3%	42,428	42,391	0%
GROSS PROFIT	9,801	9,715	1%	41,739	41,289	1%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	6,860	6,652	3%	26,950	26,421	2%
GOODWILL AND INTANGIBLES IMPAIRMENT CHARGES	308	0	-	308	1,576	(80)%
OPERATING INCOME	2,633	3,063	(14)%	14,481	13,292	9%
INTEREST EXPENSE	163	182	(10)%	667	769	(13)%
INTEREST INCOME	28	22	27%	87	77	13%
OTHER NON-OPERATING INCOME/(EXPENSE), NET	13	2	550%	942	185	409%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,511	2,905	(14)%	14,843	12,785	16%
INCOME TAXES ON CONTINUING OPERATIONS	629	692	(9)%	3,441	3,468	(1)%

NET EARNINGS FROM CONTINUING OPERATIONS	1,882	2,213	(15)%	11,402	9,317	22%

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS BEFORE INCOME TAX	-	1,966	(100)%	-	2,165	(100)%
INCOME TAXES ON DISCONTINUED OPERATIONS	-	512	(100)%	-	578	(100)%
NET EARNINGS FROM DISCONTINUED OPERATIONS	-	1,454	(100)%	-	1,587	(100)%

NET EARNINGS	1,882	3,667	(49)%	11,402	10,904	5%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	7	36	(81)%	90	148	(39)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	1,875	3,631	(48)%	11,312	10,756	5%

EFFECTIVE TAX RATE	25.0%	23.8%		23.2%	27.1%

BASIC NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$0.66	$0.76	(13)%	$4.04	$3.24	25%
EARNINGS FROM DISCONTINUED OPERATIONS	$-	$0.53	(100)%	$-	$0.58	(100)%
BASIC NET EARNINGS PER COMMON SHARE	$0.66	$1.29	(49)%	$4.04	$3.82	6%

DILUTED NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$0.64	$0.74	(14)%	$3.86	$3.12	24%
EARNINGS FROM DISCONTINUED OPERATIONS	$-	$0.50	(100)%	$-	$0.54	(100)%
DILUTED NET EARNINGS PER COMMON SHARE	$0.64	$1.24	(48)%	$3.86	$3.66	5%

DIVIDENDS	$0.602	$0.562	7%	$2.288	$2.137	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,937.1	2,930.0		2,930.6	2,941.2

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	47.5%	48.1%	(60)	49.6%	49.3%	30
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	33.2%	32.9%	30	32.0%	31.5%	50
GOODWILL AND INTANGIBLES IMPAIRMENT CHARGES	1.6%	0.0%	160	0.4%	1.9%	(150)
OPERATING MARGIN	12.7%	15.2%	(250)	17.2%	15.9%	130
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	12.2%	14.4%	(220)	17.6%	15.3%	230
NET EARNINGS FROM CONTINUING OPERATIONS	9.1%	10.9%	(180)	13.5%	11.1%	240
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	9.1%	18.0%	(890)	13.4%	12.9%	50

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in Millions)

	Twelve Months Ended June 30
	2013	2012

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$4,436	$2,768

OPERATING ACTIVITIES
NET EARNINGS	11,402	10,904
DEPRECIATION AND AMORTIZATION	2,982	3,204
SHARE BASED COMPENSATION EXPENSE	346	377
DEFERRED INCOME TAXES	(307)	(65)
GAIN ON PURCHASE/SALE OF BUSINESSES	(916)	(2,106)
GOODWILL AND INDEFINITE LIVED INTANGIBLES IMPAIRMENT CHARGES	308	1,576
CHANGES IN:
ACCOUNTS RECEIVABLE	(415)	(427)
INVENTORIES	(225)	77
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	1,253	(22)
OTHER OPERATING ASSETS & LIABILITIES	68	(444)
OTHER	377	210

TOTAL OPERATING ACTIVITIES	14,873	13,284

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(4,008)	(3,964)
PROCEEDS FROM ASSET SALES	584	2,893
ACQUISITIONS, NET OF CASH ACQUIRED	(1,145)	(134)
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	(1,605)	0
CHANGE IN OTHER INVESTMENTS	(121)	112

TOTAL INVESTING ACTIVITIES	(6,295)	(1,093)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(6,519)	(6,139)
CHANGE IN SHORT-TERM DEBT	3,406	(3,412)
ADDITIONS TO LONG-TERM DEBT	2,331	3,985
REDUCTION OF LONG-TERM DEBT	(3,752)	(2,549)
TREASURY STOCK PURCHASES	(5,986)	(4,024)
IMPACT OF STOCK OPTIONS AND OTHER	3,449	1,729

TOTAL FINANCING ACTIVITIES	(7,071)	(10,410)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	4	(113)

CHANGE IN CASH AND CASH EQUIVALENTS	1,511	1,668

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,947	$4,436

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET INFORMATION

Amounts in thousands	June 30, 2013	June 30, 2012

CASH AND CASH EQUIVALENTS	5,947	4,436
NET ACCOUNTS RECEIVABLE	6,508	6,068
TOTAL INVENTORIES	6,909	6,721
OTHER	4,626	4,685
TOTAL CURRENT ASSETS	23,990	21,910

NET PROPERTY, PLANT AND EQUIPMENT, NET	21,666	20,377
NET GOODWILL AND OTHER INTANGIBLE ASSETS	86,760	84,761
OTHER NON-CURRENT ASSETS	6,847	5,196

TOTAL ASSETS	139,263	132,244

ACCOUNTS PAYABLE	8,777	7,920
ACCRUED EXPENSES AND OTHER LIABILITIES	8,828	8,289
DEBT DUE WITHIN ONE YEAR	12,432	8,698
TOTAL CURRENT LIABILITIES	30,037	24,907

LONG-TERM DEBT	19,111	21,080
OTHER	21,406	22,222
TOTAL LIABILITIES	70,554	68,209

TOTAL SHAREHOLDERS' EQUITY	68,709	64,035

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	139,263	132,244

	THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
	(Amounts in Millions)
	Consolidated Earnings Information

	Three Months Ended June 30, 2013
		% Change		% Change	Net Earnings	% Change
		Versus	Earnings Before	Versus	From Continuing	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 4,850	1%	$ 533	-2%	$ 404	6%
Grooming	1,981	-1%	536	0%	409	1%
Health Care	3,116	6%	547	10%	386	15%
Fabric Care and Home Care	6,737	3%	989	-1%	624	-2%
Baby Care and Family Care	4,192	2%	816	-3%	511	-5%
Corporate	(221)	N/A	(910)	N/A	(452)	N/A
Total Company	20,655	2%	2,511	-14%	1,882	-15%

	Three Months Ended June 30, 2013
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign				Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix	Other	Growth
Beauty	4%	4%	-2%	0%	-1%	0%	1%
Grooming	0%	2%	-3%	2%	0%	0%	-1%
Health Care	5%	4%	-2%	1%	2%	0%	6%
Fabric Care and Home Care	6%	6%	-2%	0%	-1%	0%	3%
Baby Care and Family Care	4%	4%	-2%	0%	0%	0%	2%
Total Company	5%	5%	-2%	0%	-1%	0%	2%

	Twelve Months Ended June 30, 2013
		% Change		% Change	Net Earnings	% Change
		Versus	Earnings Before	Versus	From Continuing	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 19,956	-2%	$ 3,215	1%	$ 2,474	4%
Grooming	8,038	-4%	2,458	3%	1,837	2%
Health Care	12,830	3%	2,769	2%	1,898	4%
Fabric Care and Home Care	27,448	1%	4,825	4%	3,126	7%
Baby Care and Family Care	16,790	2%	3,509	5%	2,242	6%
Corporate	(895)	N/A	(1,933)	N/A	(175)	N/A
Total Company	84,167	1%	14,843	16%	11,402	22%

	Twelve Months Ended June 30, 2013
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign				Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix	Other	Growth
Beauty	0%	0%	-2%	2%	-1%	-1%	-2%
Grooming	-1%	0%	-4%	2%	0%	-1%	-4%
Health Care	3%	3%	-3%	1%	1%	1%	3%
Fabric Care and Home Care	3%	3%	-2%	1%	-1%	0%	1%
Baby Care and Family Care	4%	4%	-2%	1%	-1%	0%	2%
Total Company	2%	2%	-2%	1%	0%	0%	1%